UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2006
Horizon Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Purchase and Sale Agreement
Press Release dated February 6, 2006

Item 1.01. Entry Into a Material Definitive Agreement.
     On February 1, 2006, Horizon Vessels, Inc. (“HVI”), a wholly-owned subsidiary of Horizon Offshore, Inc. (the “Company”), entered into a Purchase and Sale Agreement with Louisiana Pipelaying I, L.L.C. Under the terms of this agreement, HVI has agreed to purchase a diving support and deepwater reel pipelay vessel known as the Sea Wrangler from Louisiana Pipelaying I. L.L.C. The purchase price for the Sea Wrangler, as well as the equipment related thereto, is $23,000,000. The parties intend to complete the purchase of the Sea Wrangler on or before February 14, 2006.
     The Purchase and Sale Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to such Exhibit.
Item 7.01. Regulation FD Disclosure.
     On February 6, 2006, the Company issued a press release announcing that HVI has agreed to acquire the Sea Wrangler. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The description of the press release is qualified in its entirety by reference to such Exhibit.
     In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Purchase and Sale Agreement of Sea Wrangler, by and between Louisiana Pipelaying I, L.L.C. and Horizon Vessels, Inc.

99.1	Press release issued by Horizon Offshore, Inc., dated February 6, 2006.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.

By:	/s/ Ronald D. Mogel

Ronald D. Mogel Vice President and Chief Financial Officer
Date: February 6, 2006

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EXHIBIT INDEX

EXHIBITS	DESCRIPTION OF EXHIBIT
10.1	Purchase and Sale Agreement of Sea Wrangler, by and between Louisiana Pipelaying I, L.L.C. and Horizon Vessels, Inc.

99.1	Press release issued by Horizon Offshore, Inc., dated February 6, 2006.

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